UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2021

BlueLinx Holdings Inc.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

1950 Spectrum Circle, Suite 300, Marietta, GA	30067
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 953-7000
 _________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Item 8.01    Other Events

BlueLinx Holdings Inc. (”BlueLinx” or the “Company”) announced today that Mitchell B. Lewis, the Company’s President and CEO, adopted a pre-arranged trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934 (the “Plan”) on May 6, 2021. The Plan, which will be executed in accordance with the company’s insider trading policy, has been established for estate planning and asset diversification purposes in connection with Mr. Lewis’s planned retirement from BlueLinx on June 7, 2021.

Following the termination of the Plan on or before September 30, 2021, Mr. Lewis will retain a significant beneficial ownership position in BlueLinx. Furthermore, Mr. Lewis will remain in compliance with the Company’s executive ownership guidelines while an executive of the Company.

Rule 10b5-1 permits officers and directors of public companies who are not in possession of material non-public information to adopt predetermined plans for selling specified amounts of stock under specified conditions and at specified times.

The transactions under the Plan will be disclosed publicly through Form 144 (if applicable) and Form 4 filings with the Securities and Exchange Commission. BlueLinx does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

Dated: May 24, 2021	By:	/s/ Shyam K. Reddy
Shyam K. Reddy
Chief Administrative Officer, General Counsel and Corporate Secretary